UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to Rule 14a-12

VOXX International Corporation

(Name of Registrant as Specified in Its Charter)

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2351 J Lawson Blvd. Orlando, FL 32824

July 8, 2024

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 23, 2024

On June 10, 2024, VOXX International Corporation (“Voxx” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, July 23, 2024, at 10:00 a.m., Eastern Time.

This supplement to the Proxy Statement (the “Supplement”) is being filed solely to correct an inadvertent error with respect to the description of the voting standards applicable to each of the Proposals to be considered at the Annual Meeting, as reflected on pages 2 and 18 of the Proxy Statement. With respect to Proposal 1, Class A directors will be elected by the affirmative vote of a plurality of the votes attributable to shares voted by Class A shareholders. The directors elected jointly by the Class A and Class B shareholders are elected by the affirmative vote of a plurality of the votes attributable to shares voted by Class A and Class B shareholders. Each of Proposal 2 and Proposal 3 will be adopted and approved if a majority of the votes attributable to shares voted on such proposal, whether present in person or represented by proxy, vote “FOR.” Therefore, abstentions and broker non-votes will have no effect on Proposal 1, Proposal 2 or Proposal 3.

The following text replaces, in its entirety, the text on page 2 of the Proxy Statement appearing in the first paragraph below “Solicitation and Voting of Proxies”:

“Only shareholders of record at the close of business on May 28, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the Record Date, there were 20,286,620 outstanding shares of our Class A Common Stock, par value $.01 per share, and 2,260,954 outstanding shares of our Class B Common Stock, par value $.01 per share. At the Annual Meeting, each share of Class A Common Stock is entitled to one (1) vote (whether by proxy or pursuant to a shareholders’ consent) and each share of Class B Common Stock is entitled to ten (10) votes (whether by proxy or pursuant to a shareholders’ consent). Class A directors are elected by the affirmative vote of a plurality of the votes attributable to shares voted by Class A shareholders. The directors elected jointly by the Class A and Class B shareholders are elected by the affirmative vote of a plurality of the votes attributable to shares voted by Class A and Class B shareholders. Abstentions and broker non-votes are counted towards a quorum but will have no effect on the outcome of these votes.”

The following text replaces, in its entirety, the text on page 2 of the Proxy Statement appearing in the second paragraph below “Solicitation and Voting of Proxies”:

“The approval of the Company’s 2024 Equity Incentive Plan and the ratification of the appointment of the independent registered public accounting firm must be approved by a majority of the votes attributable to shares that are voted on such proposal, whether present in person or represented by proxy, at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum but will have no effect on the outcome of these votes.”

The following text replaces, in its entirety, the text on page 18 of the Proxy Statement appearing in the paragraph below “Required Vote and Board of Directors Recommendation”:

“Approval of Proposal 2 requires the approval of a majority of the votes attributable to shares that are voted on such proposal, whether present in person or represented by proxy, at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum but will have no effect on the outcome of the vote.”

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.